UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2017
ENCISION INC.
(Exact name of registrant as specified in its charter)
Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2017, the Board of Directors (the "Board") of Encision Inc. (the "Company") adopted and approved the First Amended and Restated Bylaws of the Company (the "Amended Bylaws"). The Amended Bylaws, among other things, provide for the establishment of a measurement record date for purposes of ascertaining shareholders eligible to call for a special meeting of shareholders and establish certain other procedures relating to the calling of a special meeting of shareholders. The Amended Bylaws also were revised to include advance notice requirements and procedures for the submission by shareholders of nominations for the Board and of other proposals to be presented at shareholder meetings. The Amended Bylaws also make certain other ministerial changes.

This summary description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. All of the changes approved by the Board are shown in the marked version comparing the Amended Bylaws to the Company's Amended and Restated Bylaws as in effect immediately prior to such Board approval, which is filed as Exhibit 3.2 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	First Amended and Restated Bylaws of Encision Inc.
3.2	Marked Comparison of First Amended and Restated Bylaws of Encision Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: May 31, 2017	By:	/s/ Mala M. Ray
Mala M. Ray Controller Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amended and Restated Bylaws of Encision Inc.
3.2	Marked Comparison of First Amended and Restated Bylaws of Encision Inc.